As filed with the Securities and Exchange Commission on August 27, 2010

Registration No. 333-89486

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

QUESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah	87-0407509
(State or Other Jurisdiction of Incorporation or Qrganization)	(I.R.S. Employer Identification Number)

_____________________________

180 East 100 South Street

P.O. Box 45433

Salt Lake City, Utah 84145-0433

(Address of Principal Executive Offices including Zip Code)

_____________________________

QUESTAR CORPORATION EMPLOYEE INVESTMENT PLAN

(Full Title of the Plan)

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Thomas C. Jepperson, Esq. Executive Vice President, General Counsel and Corporate Secretary Questar Corporation 180 East 100 South Street P.O. Box 45433 Salt Lake City, Utah 84145-0433 (801) 324-5000	Copy to: Michael E. Dillard, Esq. Latham & Watkins LLP 717 Texas Avenue, 16th Floor Houston, Texas 77002 (813) 546-5400

_____________________________

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

_____________________________

EXPLANATORY NOTE TO

POST-EFFECTIVE AMENDMENT NO. 1

On June 18, 2007, Questar Corporation (the “Company”) effected a two-for-one stock split of the Company’s common stock, no par value (the “Common Stock”), in the form of a stock dividend (the “Stock Split”).  Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company hereby amends its Registration Statement on Form S-8 (Registration No. 333-89486), filed on May 31, 2002, to reflect that, as a result of the Stock Split, the number of shares registered for issuance under the Questar Corporation Employee Investment Plan (the “Plan”) increased from 2,000,000 to 4,000,000.  Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be issued from time to time under the Plan as the result of any future stock split, stock dividend or similar adjustment of the Company’s outstanding Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

Exhibit

Description

23.1*

Consent of Ernst & Young LLP.

24.1*

Power of Attorney (included on the signature page of this registration statement).

__________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Questar Corporation, a Utah corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on this 10th day of  August 2010.

QUESTAR CORPORATION

By:

/s/Ronald W. Jibson

Ronald W. Jibson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Jibson and Martin H. Craven, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, and any related registration statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities on the dates indicated:

Signature	Title	Date
/s/ Ronald W. Jibson	President and Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2010
/s/ Martin H. Craven	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2010
/s/ Keith O. Rattie	Chairman of the Board of Directors	August 10, 2010
/s/ Teresa Beck	Director	August 10, 2010
/s/ R. D. Cash	Director	August 10, 2010
/s/ Gary G. Michael	Director	August 10, 2010
/s/ Harris H. Simmons	Director	August 10, 2010
/s/ Bruce A. Williamson	Director	August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Questar Corporation Employee Investment Plan) has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on this 27th day of August 2010.

QUESTAR CORPORATION EMPLOYEE INVESTMENT PLAN

By:

/s/ Ronald W. Jibson

Ronald W. Jibson

Chairman, Employee Benefits Committee

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

23.1*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the signature page of this registration statement).

__________________

* Filed herewith.

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